Exhibit 10.1

AMENDMENT No. 1 to
STANDBY PURCHASE AGREEMENT

This Amendment No. 1 to the Standby Purchase Agreement (this “Amendment”) is made and entered into on November 20, 2023, by and among Mark Tkach (“Tkach”), William Coulter (“Coulter”) and Stone House Capital Management, LLC, a Delaware limited liability company (“Stone House” and, collectively with Tkach and Coulter, the “Standby Purchasers”), and RumbleOn, Inc., a Nevada corporation (the “Company”) (collectively, the Standby Purchasers and the Company are herein referred to as the “Parties”).

RECITALS

WHEREAS, as of a record date of November 13, 2023, the Company distributed, at no charge, to each holder of record of the Class A Common Stock, par value $0.001 per share, and Class B Common Stock, par value $0.001 per share (collectively, the “Common Stock”), of the Company non-transferable rights (the “Subscription Rights”) to subscribe for and purchase additional shares of Class B Common Stock (the “Rights Offering”);

WHEREAS, the Company and the Standby Purchasers entered into the Standby Purchase Agreement (the “Agreement”) on or about August 8, 2023 whereby the Standby Purchasers agreed and committed to purchase, at the Subscription Price, upon the terms and subject to the conditions set forth the Agreement, any shares of Class B Common Stock that are not purchased upon exercise of the Subscription Rights distributed in the Rights Offering; and

WHEREAS, the Company and Standby Purchasers intend to amend the Agreement to permit the Company to extend expiration of the Rights Offering to provide additional time for holders of Common Stock to exercise their rights under the Rights Offering.

AMENDMENT TO AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. All terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Clause (iii) of Section 8(a) Agreement is hereby amended by deleting the words “December 1, 2023” and replacing them with the following:

“December 8, 2023”

3. The Agreement is hereby ratified by each of the parties hereto and, except as expressly set forth herein, all terms and provisions of the Agreement shall remain in full force and effect as set forth therein.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement on and as of the date first set forth above.

COMPANY:

RUMBLEON, INC.

By:	/s/ Blake Lawson
Name:	Blake Lawson
Title:	CFO

STANDBY PURCHASERS:

MARK TKACH

By:	/s/ Mark Tkach
Name:	Mark Tkach

WILLIAM COULTER

By:	/s/ William Coulter
Name:	William Coulter

STONE HOUSE CAPITAL MANAGEMENT, LLC

By:	/s/ Mark Cohen
Name:	Mark Cohen
Title:	Managing Member